U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A2


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  June 13, 2005


                              ALPHA SPACECOM, INC.
                              --------------------
        (Exact name of small business issuer as specified in its charter)


          Nevada                         0-13628                 13-3183646
---------------------------              -------                 ----------
State or other jurisdiction      Commission File Number    (IRS Employer ID No.)
    of  incorporation)

                           Room 710, Zhou Ji Building
                                No. 16 Ande Road
                               Dongcheng District
                              Beijing 100011, China
                              ---------------------
                    (Address of principal executive offices)



                                011-852-2602-3761
                                -----------------
                           (Issuer's Telephone Number)

Item 4.01 Change in Registrant's Certifying Accountant

     As previously reported, effective June 13, 2005, the firm of De Joya & Company ("De Joya"), our independent accountant during the period from May 10, 2004 through May 13, 2005, was dismissed. Our Board of Directors authorized this action. De Joya had audited our financial statements for the fiscal year ended December 31, 2003, and reviewed our financial statements for the periods ended June 30, 2004 and September 30, 2004.

     In connection with the audit of our financial statements as of and for the fiscal year ended December 31, 2003, and the interim period through May 13, 2005, there were two (2) disagreement with De Joya relating to matters of accounting principles or practices, financial statement disclosure, and auditing scope of procedures, which disagreements, if not resolved to the satisfaction of De Joya, would have caused them to make reference in connection with its reports to the subject matter of the disagreements. Specifically, one disagreement related to the dispute between the two management groups who had claimed the lawful authority to operate our Company and expenses incurred by the group represented by Mr. Sien, a former officer and director of our Company. Our current management believed that expenses incurred by Mr. Sien's group were not properly authorized by our Board of Directors. De Joya believed that, because these expenses had been incurred in prior years and included in our independent audits, that it was proper to include the same in the audit being prepared by De Joya for our fiscal year ended December 31, 2004. However, during previous audit periods, the dispute between the two groups did not exist. This issue has not been resolved.

     The second issue related to general and administrative expenses which Mr. Hu, our CEO, believed he had incurred during our fiscal year ended December 31, 2004. De Joya rightfully required supporting documentation for these expenses. Upon our subsequent review which occurred after the De Joya dismissal, such documentation was unavailable and as such, we no longer take the position that these expenses should be included in our audited financial statements for the period ended December 31, 2004.

     The audit report of De Joya on our financial statements as of and for the year ended December 31, 2003, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

          "The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern as discussed in
          Note 1. The Company has been in the development stage since its inception on December 9, 1998. However, the Company has sustained substantial operating losses during development stage. In addition, the Company's total liabilities exceed total assets by $1,696,138. The Company also has a commitment to provide $30,000,000 (Note 8) in connection with a Cooperation Agreement with the China Film Group Corporation (Note 1). In view of these matters, the Company's continued existence is dependent upon the Company's ability to meet its future financing requirements, the success of future operations and the ability to raise money to meet its capital commitment. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to those matters also are described in Note 2 to

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          the consolidated  financial  statements.  The  consolidated  financial statements do not include any adjustments that might result from the outcome of this uncertainty."

     We have requested that De Joya furnish us with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of such letter is attached hereto as Exhibit 16.1, below.

     In addition, we had previously reported that, effective May 13, 2005, we retained the firm of Kabani & Company, Inc. ("Kabani"). However, before commencing any services on our behalf, Kabani elected not to accept this engagement as a result of the dispute concerning control of our Company, as previously reported in our Form 8-K dated on or about March 30, 2005. On June 13, 2005, our Board of Directors then elected to retain Ronald R. Chadwick, P.C. ("Chadwick"), as our independent accountant, to audit our financial statement for our fiscal year ending December 31, 2004, and include such report as part of our annual report on Form 10-KSB for our fiscal year ending December 31, 2004. There were no consultations between us and Chadwick prior to their appointment. We have authorized De Joya to respond fully to any inquiries raised by Chadwick concerning any disagreements between our Company and De Joya, without limitation.

Item  5.02(b)  Departure  of  Directors  or  Principal  Officers;   Election  of
Directors; Appointment of Principal Officers

     At a special meeting of shareholders held June 13, 2005, the following persons were elected as directors of our Company: Xuedong Hu, Jian Wang and Rain Zhang. Mr. Terance Sien , who was not nominated, is no longer a director of our Company.

Item 9.01.  Financial Statements and Exhibits.

(c).  Exhibits.

Number            Exhibit
------            -------

16.1              Letter from De Joya & Company







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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to its report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  October 31, 2005          ALPHA SPACECOM, INC. (Registrant)


                              By: s/ Xuedong Hu
                                  ----------------------------------------------
                                  Xuedong Hu, Chief Executive Officer, President